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                                                                    Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference of the previously filed Registration Statement on Forms S-8 (Registration No. 333-43072) filed on August 4, 2000; S-3 (Registration No. 333-38698) filed on June 6, 2000; S-3
(Registration No. 333-33498) filed on March 29, 2000; S-8 (Registration No. 333-32226) filed on March 10, 2000; and S-8 (Registration No. 333-88541) filed on October 6, 1999 of Inamed Corporation and Subsidiaries ("Inamed") of our report dated January 21, 2000, relating to the consolidated financial statements of Inamed appearing in the Annual Report on Form 10-K for the year ended December 31, 2000.

                                             /s/ BDO Seidman, LLP
                                                 BDO Seidman, LLP

New York, New York
March, 2001